May 31, 2012

Frederick’s of Hollywood Group Inc.

and each of the other Borrowers referenced below

6255 Sunset Boulevard, 6th Floor

Hollywood, CA 9008

Ladies and Gentlemen:

This is the fee letter (this “Fee Letter”) referred to in that certain Credit and Security Agreement dated as of the date hereof (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Frederick’s of Hollywood Group Inc., a New York corporation (“Group”), FOH Holdings, Inc., a Delaware corporation (“Parent”), Frederick’s of Hollywood Inc., a Delaware corporation (“Frederick’s”), Frederick’s of Hollywood Stores, Inc., a Nevada corporation (“Stores”), and Hollywood Mail Order, LLC, a Nevada limited liability company (“Mail Order” and together with Group, Parent, Frederick’s and Stores, each individually, a “Borrower” and collectively, the “Borrowers”), and Salus Capital Partners, LLC (the “Lender”). Unless otherwise defined herein, capitalized terms shall have the same meanings as specified therefor in the Credit Agreement.

In connection with, and in consideration of Lender entering into the Credit Agreement and providing Advances as contemplated therein, each of the Borrowers, jointly and severally, agrees to pay to the Lender, the fees referred to below:

1. Origination Fee. An origination fee (the “Origination Fee”) in the amount of $465,000 on account of the Line of Credit, which Origination Fee is deemed fully earned and non-refundable on the Closing Date. Borrowers shall pay the Origination Fee to Lender in cash as follows: (i) $232,500 shall be paid on the Closing Date and (ii) $232,500 shall be paid on May [__], 2013; provided, however, if an Event of Default occurs then any outstanding portion of the Origination Fee shall be immediately due and payable. No portion of the Origination Fee shall be subject to refund, rebate or abatement in whole or part.

2. Unused Line of Credit Fee. An unused line of credit fee (the “Unused Line Fee”), which Unused Line Fee shall accrue at a rate equal to three-quarters of one percent (0.75%) per annum times the average daily unused portion of the Line of Credit. The Unused Line Fee shall be payable monthly in arrears on the first day of each month, commencing with the first full month following the Closing Date, and on the Termination Date.

3. Monitoring Fees. Collateral monitoring fees (the “Monitoring Fee”) in the amount of $4,500 per month. The Monitoring Fee shall be payable monthly, in advance, on the first day of each month following the Closing Date until the Lender’s commitment to lend is terminated and the Obligations are indefeasibly paid in full, in which event a monthly installment of the Monitoring Fee shall be paid on the date of such termination.

4. Line of Credit Reduction or Termination Fees. If Lender terminates the Line of Credit during a Default Period, or if Borrowers elect to terminate the Line of Credit or reduce the Maximum Line of Credit on a date prior to the Maturity Date, then Borrowers shall pay to Lender as liquidated damages, and not as a penalty, a Line of Credit termination fee in an amount equal to a percentage of the then effective Maximum Line of Credit (or in the case of a reduction of the Maximum Line of Credit, a percentage of the amount by which the Maximum Line of Credit is to be reduced), calculated as follows: (i) three percent (3.0%) if the Termination Date or effective date of reduction of the Maximum Line of Credit occurs before the first anniversary of the Closing Date; (ii) two percent (2.0%) if the Termination Date or effective date of reduction of the Maximum Line of Credit occurs on or after the first anniversary of the Closing Date, but before the second anniversary of the Closing Date; and (iii) one-half of one percent (0.5%) if the Termination Date or effective date of reduction of the Maximum Line of Credit occurs on or after the second anniversary of the Closing Date, but before the third anniversary of the Closing Date; provided, that in the event of a sale of all or substantially all of the assets or Capital Stock of the Borrowers resulting in a Change of Control and repayment in full of the Obligations and termination of this Agreement, then the Line of Credit termination fee shall be reduced by fifty percent (50%) of the amount otherwise due under this paragraph.

5. Annual FILO Facility Fee. Commencing on the first anniversary of the Closing Date, and continuing on each subsequent anniversary of the Closing Date, Borrowers shall pay to Lender a nonrefundable annual facility fee on account of the FILO Advance equal to one-half of one percent (.50%) of the then-outstanding FILO Advance, which fee shall be fully earned and non-refundable on each such anniversary date.

All fees payable under this Fee Letter constitute compensation for services rendered and do not constitute interest or a charge for the use of money. All fees payable hereunder shall be fully earned when due or as otherwise provided herein and shall not be subject to refund or rebate under any circumstances. All fees payable hereunder will be paid in immediately available funds and shall not be subject to reduction by way of setoff or counterclaim.

The Borrowers shall execute such instruments, documents and agreements as the Lender may reasonably require in order to implement the terms of this Fee Letter. Each Borrower agrees to keep the terms of this Fee Letter confidential and not to disclose same to any other Person, without the Lender’s prior written consent other than to (a) such Borrower’s officers, directors, employees, accountants, attorneys, and other advisors, agents and representatives, and then only on a confidential basis in connection with the transactions contemplated hereby, and (b) as required by applicable law or compulsory legal process (in which case such Borrower agrees to inform the Lender promptly thereof).

This Fee Letter may not be amended or any provision hereof waived or modified except by an instrument in writing signed by each of the parties hereto. THIS FEE LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS THEREOF. This Fee Letter may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this Fee Letter by electronic transmission shall be equally effective as delivery of a manually executed counterpart of this Fee Letter. Section headings used herein are for convenience of reference only, are not part of this Fee Letter and are not to affect the construction of, or to be taken into consideration in interpreting, this Fee Letter.

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If the foregoing correctly sets forth our understanding, please indicate your acceptance of the terms hereof by returning to us an executed counterpart hereof, whereupon this Fee Letter shall become a binding agreement between us.

[signature pages follow]

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Very truly yours, SALUS CAPITAL PARTNERS, LLC

By:	s/ Kyle C. Shonak
Kyle C. Shonak Senior Vice President

[Signature Page to Fee Letter]

Accepted and agreed to as of

the date first above written:

FREDERICK’S OF HOLLYWOOD GROUP INC.

By:	s/ Thomas Rende
Thomas Rende Chief Financial Officer

FOH HOLDINGS, INC.

By:	s/ Thomas Rende
Thomas Rende Chief Financial Officer

FREDERICK’S OF HOLLYWOOD, INC.

By:	s/ Thomas Rende
Thomas Rende Chief Financial Officer

FREDERICK’S OF HOLLYWOOD STORES, INC.

By:	s/ Thomas Rende
Thomas Rende Chief Financial Officer

HOLLYWOOD MAIL ORDER, LLC

By:	s/ Thomas Rende
Thomas Rende Chief Financial Officer

[Signature Page to Fee Letter]